EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. ss.1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of West Texas Resources, Inc. (the “Company”) on Form 10-K for the period ended September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Stephen E. Jones and John D. Kerr, the Chief Executive Officer and Chief Financial Officer of the Company, respectively, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Stephen E. Jones	Dated: January 13, 2015
Stephen E. Jones
Title:	Chief Executive Officer, Principal Executive Officer

By:	/s/ John D. Kerr	Dated: January 13, 2015
John D. Kerr
Title:	Chief Financial Officer, Principal Financial Officer

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.